Exhibit 10(48)

TENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

     This Tenth Amendment to that certain Amended and Restated Loan and Security Agreement (“Amendment”) is made and entered into this 28 day of May 1999, by and between TOWER AIR, INC. (“Borrower”), the financial institutions listed on the signature page hereof (collectively, the “Lenders”) and HELLER FINANCIAL, INC. (in its individual capacity, “Heller”), for itself as a Lender and as Agent (“Agent”).

     WHEREAS, Agent, Lenders and Borrower are parties to a certain Amended and Restated Loan and Security Agreement, dated September 1, 1997 and all amendments thereto (the “Agreement”); and

     WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

     2.  Amendments. Subject to the conditions set forth below, the Agreement is amended as follows:

(a) Subsection 2.1(A) is amended by deleting said subsection in its entirety and substituting the following in lieu thereof:

     (a) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrower from time to time, its Pro Rata Share of each Revolving Advance. From and after the Closing Date through the Termination Date, the aggregate amount of all Revolving Loan Commitments shall not exceed the following amounts during the following periods: (i) from and after April 14, 1999, to and including June 21, 1999, Twenty Million Dollars (“$20,000,000“); (ii) on and after June 21, 1999, to and including June 29, 1999, Nineteen Million Dollars (“$19,000,000“); (iii) on and after June 30, 1999, to and including July 30, 1999, Eighteen Million Dollars (“$18,000,000“); (iii) on and after July 31, 1999, to and including August 30, 1999, Sixteen Million Dollars (“$16,000,000“); and (iv) on and after August 31, 1999, Fifteen Million Dollars (“$15,000,000“), each as reduced by subsection 2.4(B). Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):
(a) Borrower shall have executed and delivered such other documents and instruments as Agent may require;

     (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

(c) Borrower shall have paid Lender an amendment fee in the amount of Thirty Thousand Dollars ($30,000); and
(d) No Default or Event of Default shall have occurred and be continuing.

     5.  Corporate Action. The execution, delivery, and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.

     6.  Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     7.  References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement, shall be deemed to be a reference to the Agreement as modified by this Amendment.

     8.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     9.  Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.
HELLER FINANCIAL, INC., as Agent and Lender By: /s/ Anthony Vizgirda Title: VP

TOWER AIR, INC., as Borrower By: /s/ Morris Nachtomi Title: Chairman and CEO